Exhibit 8.1

The following is a list of the significant subsidiaries of CEMEX, S.A.B. de C.V. as of December 31, 2014, including the name of each subsidiary and its country of incorporation.

1. Cemex Cement (Bangladesh) Limited	BANGLADESH

2. Cimento Vencemos Do Amazonas Ltda	BRAZIL

3. Cemex Colombia S.A.	COLOMBIA

4. Cemex (Costa Rica), S.A.	COSTA RICA

5. CEMEX Hrvatska d.d.	CROATIA

6. Cemex Dominicana, S.A.	DOMINICAN REPUBLIC

7. Assiut Cement Company	EGYPT

8. Cemex Bétons Centre et Ouest (S.A.S.)	FRANCE

9. Cemex Bétons Ile de France (S.A.S.)	FRANCE

10. Cemex Bétons Nord-Ouest (S.A.S.)	FRANCE

11. Cemex Bétons Rhône Alpes (S.A.S.)	FRANCE

12. Cemex Bétons Sud Est (S.A.S.)	FRANCE

13. Cemex Bétons Sud-Ouest (S.A.S.)	FRANCE

14. Cemex France Gestion (S.A.S.)	FRANCE

15. Cemex France Services (Gie)	FRANCE

16. Cemex Granulats (S.A)	FRANCE

17. Cemex Granulats Rhône Méditerranée (S.A.S.)	FRANCE

18. Cemex Granulats Sud-Ouest (S.A.S.)	FRANCE

19. CEMEX Kies & Splitt GmbH	GERMANY

20. Cemex Guatemala, S.A.	GUATEMALA

21. CEMEX Holdings (Israel) Ltd.	ISRAEL

22. Cemex SIA	LATVIA

23. CEMEX Central, S.A. de C.V.	MEXICO

24. CEMEX Concretos, S.A. de C.V.	MEXICO

25. CEMEX México, S.A. de C.V.	MEXICO

26. Cemex Nicaragua, S.A.	NICARAGUA

27. Cemento Bayano, S.A.	PANAMA

28. APO Cement Corporation	PHILIPPINES

29. Solid Cement Corporation	PHILIPPINES

30. Cemex Baltic Cement ZAO	RUSSIA

31. Cemex España Operaciones S.L.U.	SPAIN

32. Cemex España, S.A.	SPAIN

33. New Sunward Holding B.V.	THE NETHERLANDS

34. Cemex UK Operations Limited	UNITED KINGDOM

35. CEMEX Construction Materials Florida, LLC	UNITED STATES OF AMERICA

36. CEMEX Construction Materials Pacific, LLC	UNITED STATES OF AMERICA

37. CEMEX Construction Materials South, LLC	UNITED STATES OF AMERICA

38. Cemex Finance, LLC.	UNITED STATES OF AMERICA

39. CEMEX, Inc.	UNITED STATES OF AMERICA

40. CEMEX Materials LLC	UNITED STATES OF AMERICA

41. CEMEX Southeast LLC	UNITED STATES OF AMERICA

42. Gulf Coast Portland Cement Co.	UNITED STATES OF AMERICA

43. Hydro Conduit Corporation	UNITED STATES OF AMERICA

44. Hydro Conduit of Texas, LP	UNITED STATES OF AMERICA

45. Kosmos Cement Company	UNITED STATES OF AMERICA

46. Mineral Resource Technologies, Inc.	UNITED STATES OF AMERICA

47. New Line Transport, LLC	UNITED STATES OF AMERICA

48. Ready Mix USA LLC	UNITED STATES OF AMERICA